UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

May 7, 2026

Date of Report (Date of earliest event reported)

Burzynski Research Institute, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-23425	76-0136810
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

9432 Katy Freeway, Suite 200, Houston, TX 77055

(Address of principal executive offices)

(713) 335-5697

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	BZYR	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b–2 of the Securities Exchange Act of 1934 (§240.12b–2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

Burzynski Research Institute, Inc. (the “Company”) has historically funded its operations through payments made by Stanislaw R. Burzynski, M.D., Ph.D. (“Dr. Burzynski”), the Company’s President, Chief Financial Officer and Chairman of the Board of Directors and beneficial owner of a majority of the Company’s outstanding common stock.

The Company has been advised by Dr. Burzynski that, due to limited available resources, he will not be able to fund certain costs associated with the Company’s ongoing compliance with its reporting obligations under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including, without limitation, costs associated with the preparation and filing of periodic reports and related professional fees (the “SEC Reporting Costs”). As a result, the Company expects that it will be unable to meet certain Exchange Act reporting requirements, including, without limitation, the timely filing of the Company’s Annual Report on Form 10-K for the fiscal year ended February 28, 2026 that is due on or about May 29, 2026, and subsequent periodic reports required under Sections 13(a) and/or 15(d) of the Exchange Act (collectively, the “Periodic Reports”).

Potential SEC and Market Consequences of Delinquency

If the Company is unable to file required Periodic Reports, the Company will become delinquent in its reporting obligations under the Exchange Act. Continued delinquency could subject the Company to a number of consequences, including actions by the Securities and Exchange Commission (the “SEC”).

Among other things, the SEC may, in its discretion and based on the facts and circumstances, issue an order temporarily suspending trading in the Company’s securities under Section 12(k) of the Exchange Act.

In addition, continued failure to file required Periodic Reports could result in the SEC instituting administrative proceedings pursuant to Section 12(j) of the Exchange Act to suspend or revoke the registration of the Company’s securities, which would, among other things, significantly impair the ability of investors to effect transactions in the Company’s securities.

If the Company’s Exchange Act registration is suspended or revoked, or if a trading suspension occurs, broker-dealers may be restricted under applicable SEC rules from publishing quotations for the Company’s securities, and trading liquidity, if any, could be severely reduced or eliminated. The Company cannot predict whether, when or how any such actions might occur.

The Company cautions that the foregoing discussion includes forward-looking statements regarding expected future events and the Company’s future compliance with SEC reporting obligations.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act. Words such as “may,” “will,” “should,” “could,” “anticipate,” “believe,” “expect,” “estimate,” “intend,” “plan,” “predict,” “potential,” “continue” and similar expressions are intended to identify forward-looking statements. Forward-looking statements involve risks and uncertainties and are based on current expectations. Actual results may differ materially from those expressed or implied by these forward-looking statements due to a variety of factors, including, without limitation, the availability and timing of funding for SEC Reporting Costs, the Company’s ability to secure additional financing on acceptable terms or at all, and the actions that may be taken by the SEC or other parties in response to any delinquency in the Company’s Exchange Act reporting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 12, 2026	BURZYNSKI RESEARCH INSTITUTE, INC.

	By:	/s/ Stanislaw R. Burzynski
Stanislaw R. Burzynski
President, Chief Financial Officer and Chairman of the Board of Director